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                                                                       EXHIBIT 5
[NUTTER LOGO]





                                  June 28, 2002
                                    102545-35

Board of Directors
Bogen Communications International, Inc.
50 Spring Street
Ramsey, NJ  07446

         Re:  REGISTRATION STATEMENT ON FORM S-8
              ----------------------------------

Gentlemen/Ladies:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement") which Bogen Communications International, Inc. (the "Company") is filing herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to
(i) 500,000 shares of the Company's common stock, $.001 par value per share (the "Common Stock"), issuable pursuant to 1996 Amended and Restated Stock Incentive Plan (the "Plan"), and (ii) an indeterminate number of shares of such Common Stock that may be issued or become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations executed hereafter.

         We have acted as legal counsel for the Company in connection with the preparation, execution and delivery of the Plan, are familiar with the Company's Certificate of Incorporation and By-laws, both as amended to date, and have examined such other documents as we deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that:

         1. When paid for and issued in compliance with the terms of the Plan, and in compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended through the dates of any such issuances, the 500,000 shares of Common Stock referred to above will be duly and validly issued, fully paid and non-assessable; and


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         2. The indeterminate number of additional shares of Common Stock which may become issuable under the Plan by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the Plan and in compliance with the applicable provisions of law and of the Company's Certificate of Incorporation and By-laws, both as amended through the dates of any such issuances, will be duly and validly issued, fully paid and non-assessable.

         We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                            Very truly yours,

                                            /s/ Nutter, McClennen & Fish, LLP

                                            Nutter, McClennen & Fish, LLP



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